UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 24, 2013

__________________________________________________________________

CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition.

On Monday, October 28, 2013, Celadon Group, Inc., a Delaware corporation (the "Company"), issued a press release announcing its financial and operating results for the three months ended September 30, 2013, the first fiscal quarter of the Company's fiscal year ending June 30, 2014. A copy of the press release is attached to this report as Exhibit 99.1.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

Fiscal Year 2014 Senior Management Performance-Based Cash Bonus Program

On October 24, 2013, the Compensation Committee of the Board of Directors (the "Compensation Committee") of the Company approved a cash bonus program for fiscal 2014 (the "2014 Bonus Program") for certain named executive officers.  Under the 2014 Bonus Program, the Compensation Committee adopted the following target bonus amounts for each of the officers listed below:

Name and Position	Target Bonus as a Percentage of Annualized Current Salary	Target Bonus in Dollars
Paul Will, CEO and President	65%	$325,000

William E. Meek, Executive Vice President, CFO, and Treasurer	50%	$110,000

Jonathan Russell, President of Asset Light Business Units	50%	$167,500

As part of the 2014 Bonus Program, the Compensation Committee established the following allocation for attainment of the fiscal 2014 cash bonus:

Bonus Criteria	Percentage of Bonus
Earnings Per Share Target	70%

Discretionary Amount	30%

For the earnings per share target, the recipients may earn between 0% and 200% of the portion of such target, depending on the level of performance.  Earnings per share is equal to diluted earnings per share as reflected in the audited financial statements, excluding any gain or loss attributable to extraordinary non-cash items.  The bonus amounts are linear in between the identified earnings per share targets and adjusted for the pro forma impact of any acquisitions or dispositions.

Diluted EPS Calculation
Fiscal 2014 EPS	Percentage of Target Bonus
<$1.10	0%
$1.10	50%
$1.20	100%
$1.30	150%
$1.40	200%

The Compensation Committee viewed the 2014 performance targets as reflecting a range of performance that is achievable but uncertain, with the upper end of the range reflecting a significant accomplishment.  The 2014 performance targets do not reflect any view of management or the Compensation Committee concerning earnings expectations for the year.

Service Agreement with Stephen Russell

On October 24, 2013, the Compensation Committee approved a Service Agreement with Stephen Russell (the "Service Agreement") which, effective December 11, 2013, will supersede the Company's current employment agreement with Mr. Russell. Under the Service Agreement, Mr. Russell will continue in his position as Chairman of the Board in a non-employee role. Mr. Russell's compensation under the Service Agreement will be $300,000 per year, versus his current annual salary of $735,000. The term of the Service Agreement will be two years from the effective date thereof, with a one-year renewal option upon mutual agreement of Mr. Russell and the Company. Mr. Russell will be prevented under the Service Agreement from competing with the Company for two years following termination of the agreement or his resignation. The Service Agreement also allows Mr. Russell to retain any previously granted stock options that have vested and provides that he may exercise those options until 90 days after his resignation or termination.

The foregoing summary of the Service Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Service Agreement to be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the second quarter of the 2014 fiscal year.

Item 9.01                  Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT
	NUMBER	EXHIBIT DESCRIPTION
99.1
Celadon Group, Inc. press release announcing financial and operating results for the three months ended September 30, 2013, the first fiscal quarter of the Company's fiscal year ending June 30, 2014, and cash dividend.

The information contained in Item 2.02 and 9.01 of this report and the exhibit hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information in this report and the exhibit hereto may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties.  Actual results or events may differ from those anticipated by forward-looking statements. Please refer to the second-to-last paragraph of the attached press release and various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: October 28, 2013	By:	/s/ William E. Meek
William E. Meek
Executive Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION
99.1
Celadon Group, Inc. press release announcing financial and operating results for the three months ended September 30, 2013, the first fiscal quarter of the Company's fiscal year ending June 30, 2014, and cash dividend.